1.	Issuer
Albertsons Companies,
LLC Senior Notes
03/15/2015 (Cusip:
013093AC3)
2.	Date of
purchase:
08/04/16
3.	Underwriter from
whom purchased:
Bank of America Merrill
Lynch
4.	Name of
Affiliated
Broker-Dealer
(as defined in
the Rule 10f-3
Procedures)
managing or
participating in
syndicate
(attach list of
all members of
syndicate):
Guggenheim Securities
5.	Aggregate
principal amount
of purchase:
130k (for CNR-HY-FD)
6.	Aggregate
principal amount
of offering:
750MM
7.	Purchase price
(Net of fees and
expenses):
100
8.	Date offering
commenced:
08/09/16
9.	Offering price
at close of
first full
business day on
which any sales
are made:
100
10.	Commission
, spread or
profit:
0
11.	Have the following conditions been
satisfied:

Yes
NO
a.	Registered
Public
Offerings:
The
securities
are a part of
an issue
registered
under the
Securities
Act of 1933,
which is
being offered
to the
public:

X
b.	Rule 144A
Offerings:
The
securities
are (i)
offered or
sold in
transactions
exempt from
registration
under section
4(2) of the
1934 Act,
Rule 144A
thereunder,
or Rules 501-
508
thereunder;
(ii) the
securities
are sold to
qualified
institutional
buyers, as
defined in
Rule
144(a)(1);
and (iii) the
securities
are eligible
for resale to
other
qualified
institutional
buyers
pursuant to
Rule 144A.
X

c.	In respect of
any
securities
other than
municipal
securities,
the issuer of
such
securities
has been in
continuous
operation for
not less than
three years
(including
the
operations of
predecessors)
..

X
d.	The
securities
were
purchased
prior to the
end of the
first day on
which any
sales were
made, at a
price that
was not more
than the
price paid by
each other
purchaser of
securities in
that offering
or in any
concurrent
offering of
the
securities
(except, in
the case of
an Eligible
Foreign
Offering, for
any rights to
purchase that
are required
by law to be
granted to
existing
security
holders of
the issuer),
provided,
however, that
if the
securities
were offered
for
subscription
upon exercise
of rights,
the
securities
were
purchased on
or before the
fourth day
preceding the
day on which
the rights
offering
terminated.
X

e.	The
underwriting
was a firm
commitment
underwriting.
X

f.	The
commission,
spread or
profit was
reasonable
and fair in
relation to
that being
received by
others for
underwriting
similar
securities
during the
same period.
X

g.	The amount of
securities of
any class of
such issue
purchased by
all of the
series of the
Fund advised
by the
Adviser, all
investment
companies
advised by
the Adviser,
and all
accounts with
respect to
which the
Adviser has
investment
discretion if
the Adviser
exercised
such
investment
discretion
with respect
to the
purchase, did
not exceed
25% of the
principal
amount of the
offering of
such class or
if purchased
in a Rule
144A
Offering, 25%
of the total
of :  (i) the
principal
amount of the
offering of
such class
sold by
underwriters
or members of
the selling
syndicate to
qualified
institutional
buyers as
defined in
Rule
144A(a)(1)
plus (ii) the
principal
amount of the
offering of
such class in
any
concurrent
public
offering.

X
h.	No Affiliated
Underwriter
was (i) a
direct or
indirect
participant
or benefited
directly or
indirectly
from, the
purchase; or
(ii) in
respect to
the purchase
of Eligible
Municipal
Securities,
such purchase
is not
designated as
a group sale
or otherwise
allocated to
the account
of any person
from whom
this
paragraph
prohibits the
purchase.
X